EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-117594 and 333-106607, Form SB-2 No. 333-122123, Form S-3 No. 333-110779, and Form S-4 No. 333-102115), of CardioTech International, Inc. and in the related Prospectuses of our report dated June 15, 2005, with respect to the consolidated financial statements of CardioTech International, Inc. included in this Annual Report (Form 10-KSB) for the year ended March 31, 2005.

/s/ Ernst & Young LLP
Boston, Massachusetts
June 24, 2005